EXHIBIT 10.25

UGI CORPORATION
2004 OMNIBUS EQUITY COMPENSATION PLAN
Amended and Restated as of September 5, 2014

TABLE OF CONTENTS

Page

1.	Purpose 1

2.	Definitions 1

3.	Administration 3

4.	Grants 4

5.	Shares Subject to the Plan 4

6.	Eligibility for Participation 6

7.	Options 6

8.	Stock Units 7

9.	Performance Units 7

10.	Stock Awards 8

11.	Stock Appreciation Rights 9

12.	Dividend Equivalents 9

13.	Other Stock-Based Awards 10

14.	Qualified Performance-Based Compensation 10

15.	Directors’ Equity Plan 11

16.	Withholding of Taxes 11

17.	Transferability of Grants 12

18.	Consequences of a Change of Control 12

19.	Requirements for Issuance of Shares 13

20.	Amendment and Termination of the Plan 13

21.	Miscellaneous 14

UGI CORPORATION
2004 OMNIBUS EQUITY COMPENSATION PLAN
Amended and Restated as of September 5, 2014

1.	Purpose
The purpose of the UGI Corporation 2004 Omnibus Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of UGI Corporation (“UGI”) and its subsidiaries, and (ii) non-employee members of the board of directors of UGI with the opportunity to receive grants of stock options, stock units, performance units, stock awards, stock appreciation rights, dividend equivalents and other stock-based awards. UGI believes that by providing equity based compensation, the Plan will encourage the participants to contribute materially to the growth of UGI, thereby benefiting UGI’s shareholders, and will more closely align the economic interests of the participants with those of the shareholders.
The Plan was adopted effective as of January 1, 2004, and was approved by the shareholders of UGI. The UGI Corporation Directors’ Equity Compensation Plan was merged into the Plan as of January 1, 2004. The Plan was hereby amended and restated effective December 5, 2006 to increase the number of shares authorized to be issued under the Plan and to make other appropriate changes. The 2006 amended and restated Plan was subject to shareholder approval, except that the changes to the definition of Fair Market Value in Section 2(l), and the changes to the provisions for adjustments in Section 5(d), were effective as of December 5, 2006. The Plan is hereby amended and restated effective September 5, 2014 to reflect the Stock Split.

2.	Definitions
Whenever used in this Plan, the following terms will have the respective meanings set forth below:
(a)    “Board” means UGI’s Board of Directors as constituted from time to time.
(b)    “Certificate” means a certificate, or electronic book entry equivalent, for a share of Stock.
(c)    “Change of Control” means a change of control of UGI as described on the attached Exhibit A, or as modified by the Board from time to time.
(d)    “Code” means the Internal Revenue Code of 1986, as amended.
(e)    “Committee” means (i) with respect to Grants to Employees, the Compensation and Management Development Committee of the Board or its successor, and (ii) with respect to Grants made to Non-Employee Directors, the Board or its delegate.
(f)    “Company” means UGI and any Subsidiary.
(g)    “Date of Grant” means the effective date of a Grant; provided, however, that no retroactive Grants will be made.
(h)    “Directors’ Equity Plan” means the UGI Corporation Directors’ Equity Compensation Plan.
(i)    “Dividend Equivalent” means an amount determined by multiplying the number of shares of Stock subject to a Grant by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by UGI on its Stock.
(j)     “Employee” means an employee of the Company (including an officer or director who is also an employee). For purposes of the Plan, the term “Employee” shall also include a chief executive officer or other officer or person who performs management and policymaking functions with respect to a Subsidiary of UGI located outside the United States.
(k)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(l)    “Fair Market Value” of Stock means the last reported sale price of a share of Stock on the New York Stock Exchange on the day on which Fair Market Value is being determined, as reported on the composite tape for transactions on the New York Stock Exchange. In the event that there are no Stock transactions on the New York Stock Exchange on such day, the Fair Market Value will be determined as of the immediately preceding day on which there were Stock transactions on that exchange. Notwithstanding the foregoing, in the case of a broker-assisted exercise pursuant to Section 7(f), the Fair Market Value will be the actual sale price of the shares issued upon exercise of the Option.
(m)    “Grant” means an Option, Stock Unit, Performance Unit, Stock Award, Stock Appreciation Right, Dividend Equivalent or Other Stock-Based Award granted under the Plan.
(n)    “Grant Letter” means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.
(o)    “Non-Employee Director” means a member of the Board who is not an employee of the Company.
(p)    “Option” means an option to purchase shares of Stock, as described in Section 7.
(q)    “Option Price” means an amount per share of Stock purchasable under an Option, as designated by the Committee.
(r)    “Other Stock-Based Award” means any Grant based on, measured by or payable in Stock (other than Grants described in Sections 7, 8, 9, 10, 11 and 12 of the Plan) as described in Section 13.
(s)    “Participant” means an Employee or Non-Employee Director designated by the Committee to participate in the Plan.
(t)    “Performance Unit” means an award of a phantom unit representing a share of Stock, as described in Section 9.
(u)    “Plan” means this 2004 Omnibus Equity Compensation Plan, as in effect from time to time.
(v)    “Stock” means the common stock of UGI or such other securities of UGI as may be substituted for Stock pursuant to Section 5(d) or Section 18.
(w)    “Stock Appreciation Right” means a stock appreciation right with respect to a share of Company Stock as described in Section 11.
(x)    “Stock Award” means an award of Stock as described in Section 10.
(y)    “Stock Split” means the three-for-two split of the Stock that was approved by the Board effective as of September 5, 2014.
(z)    “Stock Unit” means an award of a phantom unit representing a share of Stock, as described in Section 8.
(aa)    “Subsidiary” means any corporation or partnership, at least 20% of the outstanding voting stock, voting power or partnership interest of which is owned, directly or indirectly, by UGI.
(bb)    “Target Amount” means a target number of Shares to be issued based on achievement of the performance goals and satisfaction of all conditions for payment of Performance Units at the 100% level.
(cc)    “UGI” means UGI Corporation, a Pennsylvania corporation or any successor thereto.

3.	Administration
(a)    Committee. The Plan shall be administered and interpreted by the Compensation and Management Development Committee of the Board or its successor with respect to grants to Employees. The Plan shall be administered and interpreted by the Board, or by a committee of directors to whom the Board has delegated responsibility, with respect to grants to Non-Employee Directors. The Board or committee, as applicable, that has authority with respect to a specific Grant shall be referred to as the “Committee” with respect to that Grant. Ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee.
(b)    Committee Authority. The Committee shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 20 below, and (v) deal with any other matters arising under the Plan.
(c)    Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.

4.	Grants
(a)    Grants under the Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Performance Units as described in Section 9, Stock Awards as described in Section 10, Stock Appreciation Rights as described in Section 11, Dividend Equivalents as described in Section 12 and Other Stock-Based Awards as described in Section 13. All Grants shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Letter.
(b)    All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.
(c)    The Committee may make Grants that are contingent on, and subject to, shareholder approval of the Plan or an amendment to the Plan.

5.	Shares Subject to the Plan
(a)    Shares Authorized. The total aggregate number of shares of Stock that may be issued under the Plan from January 1, 2004 is 22,500,000 shares, subject to adjustment as described below. The maximum number of shares of Stock that may be issued under the Plan from January 1, 2004 pursuant to Grants other than Options or Stock Appreciation Rights during the term of the Plan is 4,800,000 shares, subject to adjustment as described below. The shares may be authorized but unissued shares of Stock or reacquired shares of Stock for purposes of the Plan.
(b)    Share Counting. For administrative purposes, when the Committee makes a Grant payable in Stock, the Committee shall reserve, and count against the share limit, shares equal to the maximum number of shares that may be issued under the Grant. If and to the extent Options or Stock Appreciation Rights granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, Performance Units or Other Stock-Based Awards are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Plan. Shares of Stock surrendered in payment of the Option Price of an Option, and shares withheld or surrendered for payment of taxes, shall not be available for re-issuance under the Plan. If Stock Appreciation Rights are granted, the full number of shares subject to the Stock Appreciation Rights shall be considered issued under the Plan, without regard to the number of shares issued upon settlement of the Stock Appreciation Rights and without regard to any cash settlement of the Stock Appreciation Rights. To the extent that other Grants are designated in the Grant Letter to be paid in cash, and not in shares of Stock, such Grants shall not count against the share limits in subsection (a).
(c)    Individual Limits. All Grants under the Plan, other than Dividend Equivalents, shall be expressed in shares of Stock. The maximum aggregate number of shares of Stock with respect to which all Grants may be made under the Plan to any individual during any calendar year shall be 1,500,000 shares, subject to adjustment as described below. The maximum aggregate number of shares of Stock with respect to which all Grants, other than Options and Stock Appreciation Rights, may be made under the Plan to any individual during any calendar year shall be 300,000 shares, subject to adjustment as described below. A Participant may not accrue Dividend Equivalents during any calendar year in excess of $750,000. The individual limits of this subsection (b) shall apply without regard to whether the Grants are to be paid in Stock or cash. All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Stock to which the cash payment relates.
(d)    Adjustments. If there is any change in the number or kind of shares of Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Stock is substantially reduced as result of a spinoff or the Company’s payment of any extraordinary dividend or distribution, the maximum number of shares of Stock available for issuance under the Plan, the maximum number of shares of Stock for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares to be issued or issuable under the Plan, and the price per share or the applicable market value of such Grants shall be required to be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, than any fractional shares resulting from such adjustment shall be eliminated. Any adjustments to outstanding Grants shall be consistent with Section 409A of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

6.	Eligibility for Participation
(a)    Eligible Persons. All Employees, including Employees who are officers or members of the Board, and all Non-Employee Directors shall be eligible to participate in the Plan.
(b)    Selection of Participants. The Committee shall select the Employees and Non-Employee Directors to receive Grants and shall determine the number of shares of Stock subject to each Grant.

7.	Options
(a)    General Requirements. The Committee may grant Options to an Employee or Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 7. Dividend Equivalents may not be granted with respect to Options.
(b)    Number of Shares. The Committee shall determine the number of shares of Stock that will be subject to each Grant of Options to Employees and Non-Employee Directors.
(c)    Type of Option, Price and Term.
(i)    The Committee may grant Options that are nonqualified stock options and are not considered incentive stock options under section 422 of the Code.
(ii)    The Option Price of Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value of a share of Stock on the Date of Grant.
(iii)    The Committee shall determine the term of each Option. The term of an Option shall not exceed ten years from the Date of Grant.
(d)    Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Letter. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.
(e)    Termination of Employment or Service. Except as provided in the Grant Letter, an Option may only be exercised while the Participant is employed by the Company, or providing service as a Non-Employee Director. The Committee shall determine in the Grant Letter under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.
(f)    Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Option Price for the Option (i) in cash, (ii) by delivering shares of Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Option Price or by attestation to ownership of shares of Stock having an aggregate Fair Market Value on the date of exercise equal to the Option Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve. Shares of Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Stock.

8.	Stock Units
(a)    General Requirements. The Committee may grant Stock Units to an Employee or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each Stock Unit shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock. All Stock Units shall be credited to accounts on the Company’s records for purposes of the Plan.
(b)    Terms of Stock Units. The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee. Stock Units may be paid at the end of a specified period, or payment may be deferred to a date authorized by the Committee consistent with section 409A of the Code. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units. The Committee may grant Dividend Equivalents with respect to Stock Units.
(c)    Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Stock, or in a combination of the two, as determined by the Committee in the Grant Letter. The Grant Letter shall specify the maximum number of shares that can be issued under the Stock Units.
(d)    Requirement of Employment or Service. The Committee shall determine in the Grant Letter under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

9.	Performance Units
(a)    General Requirements. The Committee may grant Performance Units to an Employee or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 9. Each Performance Unit shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock, if specified performance goals and other conditions are met. All Performance Units shall be credited to accounts on the Company’s records for purposes of the Plan.
(b)    Terms of Performance Units. The Committee shall establish the performance goals and other conditions for payment of Performance Units. Performance Units may be paid at the end of a specified performance or other period, or payment may be deferred to a date authorized by the Committee, consistent with section 409A of the Code. The Committee shall determine the number of Performance Units to be granted and the requirements applicable to such Performance Units. The Committee may grant Dividend Equivalents with respect to Performance Units.
(c)    Payment With Respect to Performance Units. Payment with respect to Performance Units shall be made in cash, in Stock, or in a combination of the two, as determined by the Committee in the Grant Letter. The Committee shall establish a Target Amount for Performance Units in the Grant Letter. Payment of Performance Units in excess of the Target Amount shall be made in cash.
(d)    Requirement of Employment or Service. The Committee shall determine in the Grant Letter under what circumstances a Participant may retain Performance Units after termination of the Participant’s employment or service, and the circumstances under which Performance Units may be forfeited.

10.	Stock Awards
(a)    General Requirements. The Committee may issue shares of Stock to an Employee or Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 10. Shares of Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals.
(b)    Number of Shares. The Committee shall determine the number of shares of Stock to be issued pursuant to a Stock Award and any restrictions applicable to such shares.
(c)    Requirement of Employment or Service. The Committee shall determine in the Grant Letter under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.
(d)    Restrictions on Transfer. While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 17. Each Certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Company may retain possession of any Certificates for Stock Awards until all restrictions on such shares have lapsed.
(e)    Right to Vote and to Receive Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period.

11.	Stock Appreciation Rights
(a)    General Requirements. The Committee may grant Stock Appreciation Rights to an Employee or Non‑Employee Director separately or in tandem with any Option (for all or a portion of the applicable Option). Dividend Equivalents may not be granted with respect to Stock Appreciation Rights.
(b)    Number of Shares, Term and Base Amount. The Committee shall establish the number of shares, the term and the base amount of the Stock Appreciation Right at the time the Stock Appreciation Right is granted. The term of a Stock Appreciation Right shall not exceed ten years from the Date of Grant. The base amount of a Stock Appreciation Right shall not be less than the Fair Market Value of a share of Stock on the Date of Grant of the Stock Appreciation Right.
(c)    Exercisability. Stock Appreciation Rights shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Letter. The Committee may accelerate the exercisability of any or all outstanding Stock Appreciation Rights at any time for any reason. A tandem Stock Appreciation Right shall be exercisable only during the period when the Option to which it is related is also exercisable.
(d)    Termination of Employment or Service. Except as provided in the Grant Letter, a Stock Appreciation Right may only be exercised while the Participant is employed by the Company, or providing service as a Non-Employee Director. The Committee shall determine in the Grant Letter under what circumstances and during what time periods a Participant may exercise a Stock Appreciation Right after termination of employment or service.
(e)    Exercise of Stock Appreciation Rights. When a Participant exercises a Stock Appreciation Right, the Participant shall receive in settlement of such Stock Appreciation Right an amount equal to the value of the Stock appreciation for the number of Stock Appreciation Rights exercised. The Stock appreciation is the amount by which the Fair Market Value of the underlying shares of Stock on the date of exercise of the Stock Appreciation Right exceeds the base amount of the Stock Appreciation Right as specified in the Grant Letter. The Stock appreciation amount shall be paid in shares of Company Stock, cash or any combination of the two, as the Committee shall determine in the Grant Letter. For purposes of calculating the number of shares of Stock to be received, shares of Stock shall be valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right.
12.    Dividend Equivalents.
(a)    General Requirements. When the Committee grants Stock Units or Performance Units under the Plan, the Committee may grant Dividend Equivalents in connection with such Grants under such terms and conditions as the Committee deems appropriate under this Section 12. Dividend Equivalents may be paid to Participants currently or may be deferred, consistent with section 409A of the Code, as determined by the Committee. All Dividend Equivalents that are not paid currently shall be credited to accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to Stock Units for the Participant, as determined by the Committee. Unless otherwise specified in the Grant Letter, deferred Dividend Equivalents will not accrue interest. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals.
(b)    Payment with Respect to Dividend Equivalents. Dividend Equivalents may be payable in cash or shares of Stock or in a combination of the two, as determined by the Committee in the Grant Letter.

13.	Other Stock-Based Awards
The Committee may grant other awards that are based on, measured by or payable in Stock to Employees or Non-Employee Directors, on such terms and conditions as the Committee deems appropriate under this Section 13. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Letter.

14.	Qualified Performance-Based Compensation
(a)    Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Units, Performance Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code. The provisions of this Section 14 shall apply to any such Grants that are to be considered “qualified performance-based compensation” under section 162(m) of the Code.
(b)    Performance Goals. When Stock Units, Performance Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of Section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Grants identified by the Committee as “qualified performance-based compensation.”
(c)    Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, shareholder return, return on equity, return on capital employed, growth in assets, unit volume, sales, cash flow, market share, relative performance to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may relate to the Participant’s business unit or the performance of the Company as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.
(d)    Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.
(e)    Certification of Results. The Committee shall certify the performance results for the performance period specified in the Grant Letter after the performance period expires. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Letter.
(f)    Death, Disability or Other Circumstances. The Committee may provide in the Grant Letter that Grants identified as qualified performance-based compensation shall be payable, in whole or in part, in the event of the Participant’s death or disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

15.	Directors’ Equity Plan
The Directors’ Equity Plan was merged into this Plan as of January 1, 2004, and all outstanding Units and accrued Dividend Equivalents under the Directors’ Equity Plan as of January 1, 2004 shall be issued and paid out of this Plan. No additional awards shall be made under the Directors’ Equity Plan. Dividend Equivalents shall be credited under this Plan with respect to outstanding Units under the Directors’ Equity Plan, according to terms and conditions established by the Committee under Section 12.

16.	Withholding of Taxes
(a)    Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.
(b)    Election to Withhold Shares. If the Committee so permits, a Participant may elect to satisfy the Company’s tax withholding obligation with respect to Grants paid in Stock by having shares of Stock withheld, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

17.	Transferability of Grants
Only the Participant may exercise rights under a Grant during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

18.	Consequences of a Change of Control
(a)    Notice and Acceleration. Upon a Change of Control, unless the Committee determines otherwise, (i) the Company shall provide each Participant who holds outstanding Grants with written notice of the Change of Control, (ii) all outstanding Options and Stock Appreciation Rights shall automatically accelerate and become fully exercisable, (iii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, (iv) all Stock Units and Performance Units shall become payable in cash in an amount not less than their Target Amount or in a larger amount, up to the maximum Grant value, as determined by the Committee, and (v) Dividend Equivalents and Other Stock-Based Awards shall become payable in full in cash, in amounts determined by the Committee.
(b)    Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options and Stock Appreciation Rights that are not exercised shall be assumed by, or replaced with comparable options or stock appreciation rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other Grants that remain outstanding after the Change of Control shall be converted to similar Grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).
(c)    Other Alternatives. Notwithstanding the foregoing, subject to subsection (d) below, in the event of a Change of Control, the Committee may take any of the following actions with respect to any or all outstanding Grants, without the consent of any Participant: (i) the Committee may require that Participants surrender their outstanding Options and Stock Appreciation Rights in exchange for a payment by the Company, in cash or Stock as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Stock subject to the Participant’s unexercised Options and Stock Appreciation Rights exceeds the Option Price or base amount, (ii) after giving Participants an opportunity to exercise their outstanding Options and Stock Appreciation Rights, the Committee may terminate any or all unexercised Options and Stock Appreciation Rights at such time as the Committee deems appropriate, and (iii) with respect to Participants holding Stock Units, Performance Units, Dividend Equivalents or Other Stock-Based Awards, the Committee may determine that such Participants shall receive a payment in settlement of such Stock Units, Performance Units, Dividend Equivalents or Other Stock-Based Awards, in such amount and form as may be determined by the Committee. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.
(d)    Committee. The Committee making the determinations under this Section 18 following a Change of Control must be comprised of the same members as those of the Committee immediately before the Change of Control. If the Committee members do not meet this requirement, the automatic provisions of subsections (a) and (b) shall apply, and the Committee shall not have discretion to vary them.
(e)    Other Transactions. The Committee may provide in a Grant Letter that a sale or other transaction involving a Subsidiary or other business unit of the Company shall be considered a Change of Control for purposes of a Grant, or the Committee may establish other provisions that shall be applicable in the event of a specified transaction.

19.	Requirements for Issuance of Shares
No Stock shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Stock as the Committee shall deem necessary or advisable, and Certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. No Participant shall have any right as a shareholder with respect to Stock covered by a Grant until shares have been issued to the Participant.

20.	Amendment and Termination of the Plan
(a)    Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the shareholders of UGI if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Letter, or except as provided in Section 21(c) below.
(b)    No Repricing Without Shareholder Approval. Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options or Stock Appreciation Rights, nor may the Board amend the Plan to permit repricing of Options or Stock Appreciation Rights, unless the shareholders of UGI provide prior approval for such repricing. The term “repricing” shall have the meaning given that term in Section 303A(8) of the New York Stock Exchange Listed Company Manual, as in effect from time to time.
(c)    Shareholder Approval for “Qualified Performance-Based Compensation.” If Stock Units, Performance Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards are granted as “qualified performance-based compensation” under Section 14 above, the Plan must be reapproved by the UGI shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of Section 14, if additional Grants are to be made under Section 14 and if required by section 162(m) of the Code or the regulations thereunder.
(d)    Termination of Plan. The Plan shall terminate on December 4, 2016, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

21.	Miscellaneous
(a)    Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee.
(b)    Reduction of Responsibilities. The Committee shall have discretion to adjust an Employee’s outstanding Grants if the Employee’s authority, duties or responsibilities are significantly reduced.
(c)    Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Grants made under Section 14 of the Plan comply with the applicable provisions of section 162(m) of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 162(m) of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 162(m) of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.
(d)    Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.
(e)    Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.
(f)    Rights of Participants. Nothing in this Plan shall entitle any Employee, Non-Employee Director or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Company.
(g)    No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
(h)    Employees Subject to Taxation Outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.
(i)    Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Letters issued under the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.

i

Exhibit A

UGI CORPORATION
2004 OMNIBUS EQUITY COMPENSATION PLAN
AMENDED AND RESTATED AS OF SEPTEMBER 5, 2014

For purposes of the Plan, the term “Change of Control,” and other defined terms used in the definition of “Change of Control,” shall have the following meanings:
1.    “Change of Control” shall mean:
(i)    Any Person (except UGI, any UGI Subsidiary, any employee benefit plan of UGI or of any UGI Subsidiary, or any Person or entity organized, appointed or established by UGI for or pursuant to the terms of any such employee benefit plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner in the aggregate of 20% or more of either (i) the then outstanding shares of common stock of UGI (the “Outstanding UGI Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of UGI entitled to vote generally in the election of directors (the “UGI Voting Securities”); or
(ii)    Individuals who, as of the beginning of any 24-month period, constitute the UGI Board of Directors (the “Incumbent UGI Board”) cease for any reason to constitute at least a majority of the Incumbent UGI Board, provided that any individual becoming a director of UGI subsequent to the beginning of such period whose election or nomination for election by the UGI shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent UGI Board shall be considered as though such individual were a member of the Incumbent UGI Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of UGI (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or
(iii)    Consummation by UGI of a reorganization, merger or consolidation (a “Business Combination”), in each case, with respect to which all or substantially all of the individuals and entities who were the respective Beneficial Owners of the Outstanding UGI Common Stock and UGI Voting Securities immediately prior to such Business Combination do not, following such Business Combination, Beneficially Own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding UGI Common Stock and UGI Voting Securities, as the case may be; or
(iv)    Consummation of (a) a complete liquidation or dissolution of UGI or (b) a sale or other disposition of all or substantially all of the assets of UGI other than to a corporation with respect to which, following such sale or disposition, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding UGI Common Stock and UGI Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding UGI Common Stock and UGI Voting Securities, as the case may be, immediately prior to such sale or disposition.
2.    “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.
3.    A Person shall be deemed the “Beneficial Owner” of any securities: (i) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange; (ii) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including without limitation pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the “Beneficial Owner” of any security under this clause (ii) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or (iii) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to clause (ii) above) or disposing of any securities; provided, however, that nothing in this Section 1(c) shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition.
4.    “Person” shall mean an individual or a corporation, partnership, trust, unincorporated organization, association, or other entity.
5.    “UGI Subsidiary” shall mean any corporation in which UGI directly or indirectly, owns at least a fifty percent (50%) interest or an unincorporated entity of which UGI, as applicable, directly or indirectly, owns at least fifty percent (50%) of the profits or capital interests.